Exhibit 10.2

PLEDGE AND SECURITY AGREEMENT

Agreement made this 24th day of October, 2005, by and between PS IVANHOE, LLC, a California limited liability company (the “Creditor”), and PRICESMART, INC., a Delaware corporation, (the “Debtor”).

NOW, THEREFORE, in consideration of the mutual covenants herein, the parties hereto agree as follows:

1. Creation of Security Interest. Debtor hereby grants to Creditor a security interest in all of the Debtor’s right, title, and interest now owned or acquired in the future in and to the following described collateral (the “Collateral”) in order to secure the payment and performance of the obligations described in paragraph 2 below:

(a) All of the issued and outstanding shares of stock (and all ownership rights with respect thereto) in PriceSmart Real Estate, S.A., a Panamanian corporation (the “Company”).

(b) Any substituted or additional Collateral supplied under the provisions of this Agreement.

2. Secured Obligations of Debtor. The Collateral secures and shall hereafter secure the payment to Creditor of all indebtedness now or hereafter owed to Creditor by Debtor under a promissory note of even date herewith (the “Promissory Note”) given by Debtor in the face amount of Twelve Million, Five Hundred Thousand Dollars ($12,500,000.00), together with any interest thereon and extensions, modifications, and renewals thereof. Debtor shall also reimburse Creditor for any and all amounts expended by Creditor in accordance with, or in the enforcement (judicially or otherwise) or exercise of, its rights under the terms of this Pledge and Security Agreement, including attorneys fees, which amounts are included in the obligations secured herein.

3. Distributions. So long as no default, and no condition or event which with notice or lapse of time, or both, would constitute a default, shall have occurred or exist under this Agreement, Debtor shall be entitled to receive all distributions (including cash and property) with respect to the Collateral; provided, however, that any distributions from the liquidation of the Collateral shall be paid to Creditor to the extent of unpaid principal and accrued unpaid interest under the Promissory Note. Upon the occurrence of a default or any condition or event which with notice or lapse of time, or both, would constitute a default hereunder, Creditor shall thereafter receive, and may apply, all distributions with respect to the Collateral against the indebtedness secured hereunder.

4. Reorganizations, etc. If, while this Agreement is in effect, any reclassification, readjustment, reorganization, merger, consolidation, or other change in the capital structure, including the creation of any subscription or other rights or other Collateral as defined in subparagraph 1(b), including additional shares of stock, is declared or made, or proposed to be declared or made, by the Company, all substituted and additional securities issued with respect to the Collateral shall be endorsed in blank by Debtor promptly upon receipt thereof or otherwise appropriately transferred to Creditor in negotiable form, and all certificates or instruments evidencing the terms of this Agreement in the same manner as and as a part of the Collateral. If no security evidences such Collateral, whichever party receives notice of the creation of such rights shall promptly notify the other party to this Agreement and Creditor shall hold such rights as Collateral, subject to the terms of this Agreement. Debtor shall have the right to exercise any subscription or other rights with respect to any Collateral, with the prior written approval of such exercise by Creditor; provided, however, that any securities which may be issued upon exercise of any such rights shall be delivered to Creditor, to be included in the Collateral.

5. Voting Rights. So long as no default and no condition or event which with notice or lapse of time or both would constitute a default shall have occurred or exist under this Agreement, Debtor shall have all voting rights with respect to the Collateral. However, upon the occurrence of a default or any such condition or event, Creditor shall thereafter have all such voting rights.

6. Representations and Warranties. Debtor represents that as of the date of this Pledge and Security Agreement (a) Debtor is the sole owner of the Collateral and that Debtor has not otherwise assigned or transferred, and agrees that Debtor shall not assign or transfer, absolutely or for security, the Collateral or any interest therein to any other person or entity; (b) there are no outstanding options, warrants or other agreements with respect to the Collateral; and (c) the execution and delivery of this Agreement by Debtor will not result in a violation of any mortgage, indenture, contract, instrument, judgment, decree, order, statute, rule or regulation to which Debtor is subject.

7. Default and Remedies. Any breach of or event of default under the Promissory Note or any failure to comply with any of the terms under this Agreement shall be a default hereunder. Upon any default hereunder, Creditor shall have the right to exercise its remedies as a secured party with respect to the Collateral, including, without limitation, the right to use all or any portion of the Collateral in Creditor’s sole and absolute discretion (a) toward cure of the default; (b) in payment of principal (whether or not otherwise accelerated) and/or interest; or (c) in such combination thereof as Creditor may determine. Creditor shall in no event be required to use proceeds of the Collateral to cure a default.

8. Administration of Collateral. The provisions set forth below shall govern the administration of the Collateral:

(a) Further Documents. Debtor will forthwith upon request by Creditor and in confirmation of the security interest hereby created, execute and deliver to Creditor such further assignments, transfers, assurances, instruments, notices and agreements in form and substance as the Creditor shall reasonably request.

(b) Remedies. In addition to any rights and remedies otherwise available in law or in equity, and in addition to the other provisions of this Agreement, and any other documents or instruments delivered or to be delivered in connection herewith or therewith, or any document or instrument now in existence, or which may hereafter be made, with respect to the Promissory Note, the provisions set forth below shall, to the extent permitted by applicable law, govern Creditor’s rights to foreclose on the Collateral upon a default hereunder.

(c) Conduct of Sale. Upon giving written notice of default to Debtor pursuant to the terms of this Agreement, Creditor may sell the Collateral as is required to produce net funds sufficient to pay Creditor the full amount of the Promissory Note and other secured obligations under paragraph 2 herein.

(d) Sale or Disposition. Upon any sale or disposition, Creditor shall have the right to deliver, assign, and transfer to the purchaser thereof the Collateral so sold or disposed. Each purchaser at any such sale or other disposition shall hold the Collateral free from any claim or right of whatever kinds, including any equity or right of redemption of the Debtor. The Debtor specifically waives all rights of redemption, stay or appraisal which it has or may hereafter have under any rule of law or statute now existing or hereafter adopted.

(e) Attorney-in-Fact. Creditor or its designee is hereby appointed attorney-in-fact for Debtor for the purpose of carrying out the provisions of this Agreement and taking any action in executing any instrument which Creditor reasonably may deem necessary and advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and one coupled with an interest.

9. Miscellaneous.

(a) Termination of Agreement. This Agreement shall terminate upon full and final payment and performance of all indebtedness and obligations secured hereunder. At such time, Creditor shall reassign and redeliver to Debtor all of the Collateral hereunder which has not been sold, disposed of, retained, or applied by Creditor in accordance with the terms hereof. Such reassignment and redelivery shall be without warranty by or recourse to Creditor, and shall be at the expense of Debtor.

(b) Attorneys’ Fees. In any action or proceeding brought to enforce any provision of this Agreement, or to seek damages for a breach of any provision hereof, or where any provision hereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys’ fees in addition to any other available remedy.

(c) Statute of Limitations. Debtor hereby waives the right to plead any statute of limitations as a defense to any indebtedness or obligation hereunder or secured hereunder to the full extent permitted by law.

(d) Time of the Essence. Time is of the essence of each provision of this Agreement of which time is an element.

(e) Agreement Binding. This Agreement shall be binding upon Debtor and its heirs, executors, personal representatives and successors, and shall inure to the benefit of, and be enforceable by, Creditor and its successors and assigns. Debtor hereby represents and warrants to Creditor that it has full legal authority to enter into this Agreement, to pledge the Collateral and to carry out the provisions hereof and no consent or approval from any other person or entity is necessary to enter into this Agreement or carry out its terms.

(f) Severability. If any provision of this Agreement shall be deemed or held to be invalid or unenforceable for any reason, such provision shall be adjusted, if possible, rather than voided, so as to achieve the intent of the parties to the fullest extent possible. In any event, such provision shall be severable from, and shall not be construed to have any effect on, the remaining provisions of this Agreement, which shall continue in full force and effect.

(g) Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts, between residents thereof, to be wholly performed within the State of California. Debtor hereby irrevocably consents to the jurisdiction of the Courts of the State of California located in San Diego County and of any Federal Court located in San Diego County, California, in connection with any action or proceeding arising out of or relating to this Agreement.

(h) Rights Cumulative; No Waiver. Creditor’s options, powers, rights, privileges, and immunities specified herein or arising hereunder are in addition to, and not exclusive of, those otherwise created or existing now or at any time, whether by contract, by statute or by rule of law. Creditor shall not, by any act, delay, omission or otherwise, be deemed to have modified, discharged or waived any of Creditor’s options, powers, or rights in respect of this Agreement, and no modification, discharge or waiver of any such option, power, or right shall be valid unless set forth in writing signed by Creditor or Creditor’s authorized agent, and then only to the extent therein set forth. A waiver by Creditor of any right or remedy hereunder on any one occasion shall be effective only in the specific instance and for the specific purpose for which given, and shall not be construed as a bar to any right or remedy that Creditor would otherwise have on any other occasion.

(i) Entire Agreement. This Agreement contains the entire agreement between Debtor and Creditor with respect to the subject matter herein, and supersedes all prior communications relating thereto, including, without limitation, all oral statements or representations. No supplement to or modification of this Agreement shall be binding unless executed in writing by Debtor and Creditor.

(j) Costs of Enforcement. Debtor shall upon demand pay to Creditor the amount of any and all reasonable expenses, including the reasonable fees and disbursements of counsel and/or any experts and agents, that Creditor may incur in connection with (a) the administration of this Agreement, (b) the exercise or enforcement of any of the rights of Creditor hereunder (including the defense of any claims or counterclaims asserted against Creditor arising out of this Agreement or the transactions contemplated hereby) or under any judgment awarded to Creditor in respect of its rights hereunder (which obligation shall be severable from the remainder of this Agreement and shall survive the entry of any such judgment), or (c) the failure by Debtor to perform or observe any of the provisions hereof. The foregoing shall include any and all expenses and fees incurred by Creditor in connection with a bankruptcy, reorganization, receivership, or similar debtor-relief proceeding by or affecting Debtor or the Collateral.

(k) Notices. All notices, demands and other communications required or permitted hereunder shall be in writing, addressed to the parties at the following addresses:

Creditor:	PS Ivanhoe, LLC
7979 Ivanhoe Avenue, Suite 550
La Jolla, CA 92037
Attn: Bob Siordia

Debtor:	PriceSmart, Inc.
9740 Scranton Road
San Diego, California 92121-1745
Attn: John Heffner

or to such other address as may be designated from time to time by notice to the other parties in the manner set forth herein.

IN WITNESS WHEREOF, this Agreement is executed by the parties set forth below as of the date first above written.

CREDITOR:
PS Ivanhoe, LLC, a California limited liability company By: The Price Group, LLC Its: Managing Member

/s/ JACK MCGRORY
By:	Jack McGrory
Its:	Manager

/s/ JEFF FISHER
By:	Jeff Fisher
Its:	Manager

DEBTOR:
PriceSmart, Inc., a Delaware corporation

/s/ JOHN HEFFNER
By: John Heffner Its: Chief Financial Officer

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